EXHIBIT 4.9

CAPITAL SECURITIES GUARANTEE AGREEMENT
PNC Capital Trust [E] [F] [G] [H]
Dated as of                     , 20___

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CAPITAL SECURITIES GUARANTEE AGREEMENT
     This GUARANTEE AGREEMENT (the “Capital Securities Guarantee”), dated as of ___, 20___, is executed and delivered by The PNC Financial Services Group, Inc., a Pennsylvania corporation, and The Bank of New York, as trustee, for the benefit of the Holders (as defined herein) from time to time of the Capital Securities (as defined herein) of PNC Capital Trust [E] [F] [G] [H], a Delaware statutory trust (the “Issuer”).
     WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the “Declaration”), dated as of ___, 20___, among the trustees of the Issuer named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof ___ capital securities, having an aggregate liquidation amount of $___, designated the ___% Capital Securities (the “Capital Securities”);
     WHEREAS, as incentive for the Holders to purchase the Capital Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Capital Securities Guarantee, to pay to the Holders the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the purchase by each Holder of Capital Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Capital Securities Guarantee for the benefit of the Holders.
ARTICLE I
DEFINITIONS AND INTERPRETATION
SECTION 1.1 Definitions and Interpretation
     In this Capital Securities Guarantee, unless the context otherwise requires:
     (a) Capitalized terms used in this Capital Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;
     (b) a term defined anywhere in this Capital Securities Guarantee has the same meaning throughout;
     (c) all references to “the Capital Securities Guarantee” or “this Capital Securities Guarantee” are to this Capital Securities Guarantee as modified, supplemented or amended from time to time;
     (d) all references in this Capital Securities Guarantee to Articles and Sections are to Articles and Sections of this Capital Securities Guarantee, unless otherwise specified;
     (e) a term defined in the Trust Indenture Act has the same meaning when used in this Capital Securities Guarantee, unless otherwise defined in this Capital Securities Guarantee or unless the context otherwise requires; and
     (f) a reference to the singular includes the plural and vice versa.

     “Act” by any Holder means any instrument or instruments (and the action embodied therein and evidenced thereby) embodying or evidencing any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by the Indenture to be given or taken by Holders signed by such Holders in person or by an agent duly appointed in writing. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Guarantee and (subject to Section 3.1) conclusive in favor of the Capital Guarantee Trustee and the Guarantor, if made in the manner provided in Section 1.4 of the Indenture.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Board of Directors” shall mean the board of directors of the Guarantor.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Guarantor to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Capital Guarantee Trustee.
     “Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the Borough of Manhattan City of New York, New York, the City of Pittsburgh, Pennsylvania or the Commonwealth of Pennsylvania are authorized or obligated by any applicable law, regulation or executive order to close.
     “Capital Guarantee Trustee” means The Bank of New York until a successor Capital Guarantee Trustee shall have become such pursuant to the applicable provisions of this Capital Securities Guarantee, solely in its capacity as capital guarantee trustee and not in its individual capacity and thereafter “Capital Guarantee Trustee” shall mean or include each Person who is then a Capital Guarantee Trustee hereunder, and if at any time there is more than one such Person, “Capital Guarantee Trustee” as used with respect to the Capital Securities of any series shall mean the Capital Guarantee Trustee with respect to Capital Securities of that series.
     “Common Securities” means the securities representing common undivided beneficial interests in the assets of the Issuer.
     “Corporate Trust Office” means the office of the Capital Guarantee Trustee at which the corporate trust business of the Capital Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at 101 Barclay Street, Floor 8 West, New York, New York 10286.
     “Covered Person” means any Holder or beneficial owner of Capital Securities.
     “Debentures” means the series of junior subordinated debt securities of the Guarantor designated the ___% Junior Subordinated Deferrable Interest Debentures due ___, 20___ held by the Institutional Trustee (as defined in the Declaration) of the Issuer.
     “Distribution” has the meaning set forth in the Declaration.

     “Event of Default” means a default by the Guarantor on any of its payment or other obligations under this Capital Securities Guarantee.
     “Guarantee Payments” means the following payments or distributions, without duplication, with respect to the Capital Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions (as defined in Annex I to the Declaration) that are required to be paid on the Capital Securities, to the extent the Issuer has funds available therefor, (ii) the applicable redemption price of per Capital Security (as described in Annex I to the Declaration), plus all accrued and unpaid Distributions to the date of redemption (the “Redemption Price”), to the extent that the Issuer has funds available therefor, with respect to any Capital Securities called for redemption by the Issuer and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Capital Securities as provided in the Declaration or the redemption of all of the Capital Securities upon the maturity or redemption of all of the Debentures as provided in the Declaration) the lesser of (a) the aggregate of the liquidation amount of $  per Capital Security and all accrued and unpaid Distributions on the Capital Securities to the date of payment, or (b) the amount of assets of the Issuer remaining for distribution to Holders in liquidation of the Issuer (in either case, the “Liquidation Distribution”).
     “Guarantor” means The PNC Financial Services Group, Inc. until a successor Person shall have become such pursuant to the applicable provisions of this Capital Securities Guarantee, and thereafter “Guarantor” shall mean such successor Person.
     “Holder” shall mean any holder, as registered on the books and records of the Issuer, of any Capital Securities; provided, however, that, in determining whether the holders of the requisite percentage of Capital Securities have given any request, notice, consent or waiver hereunder, “Holder” shall not include the Guarantor or any Affiliate of the Guarantor.
     “Indemnified Person” means the Capital Guarantee Trustee, any Affiliate of the Capital Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Capital Guarantee Trustee.
     “Indenture” means the Indenture dated as of ___, 20___, between the Guarantor and The Bank of New York, as trustee, and any indenture supplemental thereto, pursuant to which the Debentures are to be issued to the Institutional Trustee of the Issuer.
     “Institutional Trustee” has the meaning set forth in the Declaration.
     “Majority in liquidation amount of the Capital Securities” means, except as provided by the Trust Indenture Act, a vote by Holder(s), voting separately as a class, holding Capital Securities representing more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all Capital Securities.
     “Officers’ Certificate” means a certificate signed by the Chairman or any Vice Chairman of the Board of Directors, President or a Vice President, and by its Treasurer, an Assistant Treasurer, Controller, an Assistant Controller, Secretary or an Assistant Secretary, of the Guarantor, and delivered to the Capital Guarantee Trustee. Any Officers’ Certificate delivered with respect to compliance with a condition or covenant provided for in this Capital Securities Guarantee shall include:
     (a) a statement that each officer signing the Officers’ Certificate has read the covenant or condition and the definitions relating thereto;

     (b) a brief statement of the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate are based;
     (c) a statement that each such officer has made such examination or investigation as, in such officer’s opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.
     “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.
     “Responsible Officer” means, with respect to the Capital Guarantee Trustee, any officer within the Corporate Trust Office of the Capital Guarantee Trustee with direct responsibility for the administration of this Capital Securities Guarantee and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer’s knowledge of and familiarity with the particular subject.
     “Security Register” means the register maintained in accordance with Section 3.5 of the Indenture.
     “Trust Indenture Act” means the Trust Indenture Act of 1939, as in force at the date as of which this instrument was executed; provided that in the event the Trust Indenture Act is amended after such date, Trust Indenture Act means, to the extent required by any such amendment, the Trust Indenture Act as so amended.
     “Underwriting Agreement” has the meaning set forth in the Indenture.
ARTICLE II
TRUST INDENTURE ACT
SECTION 2.1 Trust Indenture Act; Application
     (a) This Capital Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required or deemed to be part of this Capital Securities Guarantee and shall, to the extent applicable, be governed by such provisions; and
     (b) if and to the extent that any provision of this Capital Securities Guarantee limits, qualifies or conflicts with the duties deemed imposed by Section 310 to 317, inclusive, of the Trust Indenture Act, such deemed imposed duties shall control.
SECTION 2.2 Lists of Holders of Securities
     (a) The Guarantor shall provide the Capital Guarantee Trustee with a list, in such form as the Capital Guarantee Trustee may reasonably require, of the names and addresses of the Holders (“List of Holders”) as of such date, (i) within one Business Day after January 1 and June 30 of each year, and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Capital Guarantee Trustee; provided, that the Guarantor shall not be obligated to provide such List of Holders at any time the List of

Holders does not differ from the most recent List of Holders given to the Capital Guarantee Trustee by the Guarantor. The Capital Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.
     (b) The Capital Guarantee Trustee shall comply with its obligations under, and shall be entitled to the benefits of, Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.
SECTION 2.3 Reports by the Capital Guarantee Trustee
     Within 60 days after May 15 of each year (commencing May 15, 20___), the Capital Guarantee Trustee shall provide to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Capital Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.
SECTION 2.4 Periodic Reports to Capital Guarantee Trustee
     The Guarantor shall provide to the Capital Guarantee Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.
SECTION 2.5 Evidence of Compliance with Conditions Precedent
     The Guarantor shall provide to the Capital Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Capital Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers’ Certificate.
SECTION 2.6 Events of Default; Waiver
     The Holders of a Majority in liquidation amount of Capital Securities may, by vote, on behalf of the Holders of all of the Capital Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Capital Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.
SECTION 2.7 Event of Default; Notice
     (a) The Capital Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all Events of Default actually known to a Responsible Officer as being an Event of Default hereunder, unless such defaults have been cured before the giving of such notice; provided, that the Capital Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer in good faith determines that the withholding of such notice is in the interests of the Holders.
     (b) The Capital Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless either the Capital Guarantee Trustee shall have received written notice thereof, or a Responsible Officer charged with the administration of the Declaration shall have obtained actual knowledge.

SECTION 2.8 Conflicting Interests
     The Declaration shall be deemed to be specifically described in this Capital Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.
ARTICLE III
POWERS, DUTIES AND RIGHTS OF
CAPITAL GUARANTEE TRUSTEE
SECTION 3.1 Powers and Duties of the Capital Guarantee Trustee
     (a) This Capital Securities Guarantee shall be held by the Capital Guarantee Trustee for the benefit of the Holders, and the Capital Guarantee Trustee shall not transfer its right, title and interest in this Capital Securities Guarantee to any Person except a Holder exercising his or her rights pursuant to Section 5.4(b) or to a successor Capital Guarantee Trustee on acceptance by such successor Capital Guarantee Trustee of its appointment to act as successor Capital Guarantee Trustee. The right, title and interest of the Capital Guarantee Trustee shall automatically vest in any successor Capital Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such successor Capital Guarantee Trustee.
     (b) If an Event of Default actually known to a Responsible Officer as an Event of Default has occurred and is continuing, the Capital Guarantee Trustee shall enforce this Capital Securities Guarantee for the benefit of the Holders of the Capital Securities.
     (c) The Capital Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Capital Securities Guarantee, and no implied covenants shall be read into this Capital Securities Guarantee against the Capital Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer, the Capital Guarantee Trustee shall exercise such of the rights and powers vested in it by this Capital Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
     (d) No provision of this Capital Securities Guarantee shall be construed to relieve the Capital Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (i) Prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:
     (A) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Capital Securities Guarantee, and no implied covenants or obligations shall be read into this Capital Securities Guarantee against the Capital Guarantee Trustee; and
     (B) in the absence of bad faith on the part of the Capital Guarantee Trustee, the Capital Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Capital Guarantee Trustee and conforming to the requirements of this Capital Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Capital Guarantee Trustee, the Capital Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Capital Securities Guarantee;
     (ii) the Capital Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Capital Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;
     (iii) the Capital Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Capital Guarantee Trustee, or exercising any trust or power conferred upon the Capital Guarantee Trustee under this Capital Securities Guarantee;
     (iv) no provision of this Capital Securities Guarantee shall require the Capital Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Capital Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or protection from liability is not reasonably assured to it under the terms of this Capital Securities Guarantee or indemnity, reasonably satisfactory to the Capital Guarantee Trustee, against such risk or liability is not reasonably assured to it; and
     (v) whether or not therein expressly so provided, every provision of this Capital Securities Guarantee relating to the conduct or affecting the liability of or affording protection to the Capital Guarantee Trustee shall be subject to the provisions of this Section.
SECTION 3.2 Certain Rights of Capital Guarantee Trustee
     (a) Subject to the provisions of Section 3.1:
     (i) The Capital Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.
     (ii) Any direction of the Guarantor mentioned herein shall be sufficiently evidenced by an Officers’ Certificate.
     (iii) Whenever, in the administration of this Capital Securities Guarantee, the Capital Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Capital Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers’ Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.
     (iv) The Capital Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) (or any rerecording, refiling or reregistration thereof).

     (v) The Capital Guarantee Trustee may consult with counsel of its choice or other experts, and the advice or opinion of such counsel or experts with respect to legal matters or advice within the scope of such experts’ area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Capital Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Capital Securities Guarantee from any court of competent jurisdiction.
     (vi) The Capital Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Capital Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Capital Guarantee Trustee such security and indemnity reasonably satisfactory to the Capital Guarantee Trustee against the reasonable costs, disbursements, advances and expenses (including reasonable attorneys’ fees and expenses and the reasonable expenses of the Capital Guarantee Trustee’s agents, counsel, accountants and experts) and liabilities that might be incurred by the Capital Guarantee Trustee (or its agents, counsel, accountants and experts) in complying with such request or direction, including such reasonable advances as may be requested by the Capital Guarantee Trustee; provided that, nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Capital Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Capital Securities Guarantee.
     (vii) The Capital Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Capital Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Capital Guarantee Trustee shall determine to make such inquiry or investigation, it shall be entitled to examine the books, records and premises of the Guarantor, personally or by agent or attorney.
     (viii) The Capital Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Capital Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.
     (ix) Any action taken by the Capital Guarantee Trustee or its agents hereunder shall bind the Holders of the Capital Securities, and the signature of the Capital Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Capital Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Capital Securities Guarantee, both of which shall be conclusively evidenced by the Capital Guarantee Trustee’s or its agent’s taking such action.
     (x) Whenever in the administration of this Capital Securities Guarantee the Capital Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Capital Guarantee Trustee (i) may request instructions from the Holders of a Majority in liquidation amount of the Capital Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

     (xi) The Capital Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it and believed by it to be authorized or within its rights or powers if such actions or omissions by the Capital Guarantee Trustee do not constitute negligence.
     (b) No provision of this Capital Securities Guarantee shall be deemed to impose any duty or obligation on the Capital Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Capital Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Capital Guarantee Trustee shall be construed to be a duty.
SECTION 3.3 Not Responsible for Recitals or Issuance of Guarantee
     The recitals contained in this Guarantee shall be taken as the statements of the Guarantor, and the Capital Guarantee Trustee does not assume any responsibility for their correctness. The Capital Guarantee Trustee makes no representation as to the validity or sufficiency of this Capital Securities Guarantee; it shall not be responsible for the Guarantor’s performance hereunder or the Guarantor’s representations and warranties.
ARTICLE IV
CAPITAL GUARANTEE TRUSTEE
SECTION 4.1 Capital Guarantee Trustee; Eligibility
     (a) There shall at all times be a Capital Guarantee Trustee which shall:
     (i) not be an Affiliate of the Guarantor; and
     (ii) be a Person organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
     (b) If at any time the Capital Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Capital Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2.
     (c) If the Capital Guarantee Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Capital Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 4.2 Resignation and Removal; Appointment of Successor
     (a) No resignation or removal of the Capital Guarantee Trustee and no appointment of a successor Capital Guarantee Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Capital Guarantee Trustee in accordance with the applicable requirements of Section 4.3.
     (b) The Capital Guarantee Trustee may resign at any time by giving written notice thereof to the Guarantor. If the instrument of acceptance by a successor Capital Guarantee Trustee required by Section 4.3 shall not have been delivered to the Capital Guarantee Trustee within 30 days after the giving of such notice of resignation, the resigning Capital Guarantee Trustee may petition any court of competent jurisdiction for the appointment of a successor Capital Guarantee Trustee.
     (c) The Capital Guarantee Trustee may be removed at any time by Act of the Holders of a Majority in liquidation amount of the Capital Securities delivered to the Capital Guarantee Trustee and to the Guarantor.
     (d) If at any time:
     (i) the Capital Guarantee Trustee shall fail to comply with Section 4.1(c) (relating to Section 310(b) of the Trust Indenture Act) after written request therefor by the Guarantor or by any Holder who has been a bona fide Holder of a Capital Security for at least six months, or
     (ii) the Capital Guarantee Trustee shall cease to be eligible under Section 4.1(a) and shall fail to resign after written request therefor by the Guarantor or by any such Holder, or
     (iii) the Capital Guarantee Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Capital Guarantee Trustee or of its property shall be appointed or any public officer shall take charge or control of the Capital Guarantee Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Guarantor, by a Board Resolution, may remove the Capital Guarantee Trustee or (ii) subject to Section 5.8 of the Indenture (regarding costs and attorneys’ fees in legal proceedings), any Holder who has been a bona fide Holder of a Capital Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Capital Guarantee Trustee and the appointment of a successor Capital Guarantee Trustee.
     (e) If the Capital Guarantee Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Capital Guarantee Trustee for any cause, the Guarantor, by a Board Resolution, shall promptly appoint a successor Capital Guarantee Trustee and shall comply with the applicable requirements of Section 4.3. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Capital Guarantee Trustee shall be appointed by Act of the Holders of a Majority in liquidation amount of the Capital Securities delivered to the Guarantor and the retiring Capital Guarantee Trustee, the successor Capital Guarantee Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 4.3, become the successor Capital Guarantee Trustee and to that extent supersede the successor Capital Guarantee Trustee appointed by the Guarantor. If no successor Capital Guarantee Trustee shall have been so appointed by the Guarantor or the Holders and accepted appointment in the manner required by Section 4.3, any Holder who has been a bona fide Holder of a Capital Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Capital Guarantee Trustee.

     (f) The Guarantor shall give notice of each resignation and each removal of the Capital Guarantee Trustee and each appointment of a successor Capital Guarantee Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Capital Securities. Each notice shall include the name of the successor Capital Guarantee Trustee and the address of its Corporate Trust Office.
SECTION 4.3 Acceptance of Appointment by Successor
     (a) In case of the appointment hereunder of a successor Capital Guarantee Trustee, every such successor Capital Guarantee Trustee so appointed shall execute, acknowledge and deliver to the Guarantor and to the retiring Capital Guarantee Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Capital Guarantee Trustee shall become effective and such successor Capital Guarantee Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Capital Guarantee Trustee; but, on the request of the Guarantor or the successor Capital Guarantee Trustee, such retiring Capital Guarantee Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Capital Guarantee Trustee all the rights, powers, trusts and obligations of the retiring Capital Guarantee Trustee and shall duly assign, transfer and deliver to such successor Capital Guarantee Trustee all property and money held by such retiring Capital Guarantee Trustee hereunder.
     (b) Upon request of any such successor Capital Guarantee Trustee, the Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Capital Guarantee Trustee all such rights, powers and trusts referred to in paragraph (a) of this Section.
     (c) No successor Capital Guarantee Trustee shall accept its appointment unless at the time of such acceptance such successor Capital Guarantee Trustee shall be qualified and eligible under this Article.
     (d) The Capital Guarantee Trustee shall not be liable for the acts or omissions to act of any successor Capital Guarantee Trustee.
SECTION 4.4 Merger, Conversion, Consolidation or Succession to Business
     Any Person into which the Capital Guarantee Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Capital Guarantee Trustee shall be a party, or any Person to which all or substantially all of the corporate trust business of the Capital Guarantee Trustee may be sold or otherwise transferred, shall be the successor Capital Guarantee Trustee hereunder without any further act.
ARTICLE V
GUARANTEE
SECTION 5.1 Guarantee
     The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor’s obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

SECTION 5.2 Waiver of Notice and Demand
     The Guarantor hereby waives notice of acceptance of this Capital Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.
SECTION 5.3 Obligations Not Affected
     The obligations, covenants, agreements and duties of the Guarantor under this Capital Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:
     (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Capital Securities to be performed or observed by the Issuer;
     (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Capital Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Capital Securities;
     (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Capital Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;
     (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;
     (e) any invalidity of, or defect or deficiency in, the Capital Securities;
     (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or
     (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.
     There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.
SECTION 5.4 Rights of Holders
     (a) The Holders of a Majority in liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Capital Guarantee Trustee in respect of this Capital Securities Guarantee or exercising any trust or power conferred upon the Capital Guarantee Trustee under this Capital Securities Guarantee; provided, however, that (subject to Section 3.1) the Capital Securities Trustee shall have the right to decline to follow any such direction that would be unjustly prejudicial to the Holders not taking part in such direction or if the Capital Securities Trustee being advised by counsel determines that the action or proceeding directed may not be lawfully taken or if the Capital Securities Trustee in good faith by Responsible Officers shall determine that the action or proceedings so directed would be illegal or expose the Capital Securities Trustee to personal liability.
     (b) If the Capital Guarantee Trustee fails to enforce its rights under this Capital Securities Guarantee, any Holder may directly institute a legal proceeding against the Guarantor to enforce the Capital Guarantee Trustee’s rights under this Capital Securities Guarantee, without first instituting a legal proceeding against the Issuer, the Capital Guarantee Trustee or any other Person or entity.
     (c) A Holder of Capital Securities may also directly institute a legal proceeding against the Guarantor to enforce such Holder’s right to receive payment under this Capital Securities Guarantee without first (i) directing the Capital Guarantee Trustee to enforce the terms of this Capital Securities Guarantee or (ii) instituting a legal proceeding directly against the Issuer or any other Person or entity.
     (d) The Guarantor expressly acknowledges that (i) this Capital Securities Guarantee will be deposited with the Capital Guarantee Trustee to be held for the benefit of the Holders and (ii) the Capital Guarantee Trustee has the right to enforce this Capital Securities Guarantee on behalf of the Holders.
SECTION 5.5 Guarantee of Payment
     This Capital Securities Guarantee creates a guarantee of payment and not of collection.
SECTION 5.6 Subrogation
     The Guarantor shall be subrogated to all (if any) rights of the Holders of Capital Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Capital Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Capital Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Capital Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.
SECTION 5.7 Independent Obligations
     The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Capital Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Capital Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.

ARTICLE VI
LIMITATION OF TRANSACTIONS; SUBORDINATION
SECTION 6.1 Limitation of Transactions
     So long as any Capital Securities remain outstanding, if there shall have occurred any event that would constitute an Event of Default or a Default under the Declaration, then (a) the Guarantor shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Guarantor in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) repurchases of common stock of the Guarantor pursuant to a contractually binding requirement to buy stock existing prior to the Event of Default or Default, (iii) as a result of an exchange or conversion of any class or series of the Guarantor’s capital stock for any other class or series of the Guarantor’s capital stock, (iv) the purchase of fractional interests in shares of the Guarantor’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) or (v) purchase of the Guarantor’s capital stock in connection with the distribution thereof and (b) the Guarantor shall not make any payment of interest on, or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities or guarantees issued by the Guarantor that rank pari passu with or junior to the Debentures, other than any payment of current or deferred interest on securities that rank pari passu with the Debentures that is made pro rata to the amounts due on such pari passu securities (including the Debentures), provided that such payments are made in accordance with Section 13.5(d) of the Indenture to the extent it applies, and any payments of deferred interest on pari passu securities that, if not made, would cause the Guarantor to breach the terms of the instrument governing such pari passu securities; provided, however, the Guarantor may declare and pay a stock dividend where the dividend stock is the same stock as that on which the dividend is being paid.
SECTION 6.2 Subordination
     The obligations of the Guarantor under this Capital Securities Guarantee will constitute unsecured obligations of the Guarantor and will rank subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture) of the Guarantor to the extent and in the manner set forth in the Indenture with respect to the Debentures, and the provisions of Article Fourteen of the Indenture will apply, mutatis mutandis, to the obligations of the Guarantor hereunder. The obligations of the Guarantor hereunder do not constitute Senior Indebtedness (as defined in the Indenture) of the Guarantor.
SECTION 6.3 Pari Passu Guarantees
     The obligations of the Guarantor under this Capital Securities Guarantee shall rank pari passu with the obligations of the Guarantor under (i) any similar guarantee agreements issued by the Guarantor on behalf of the holders of preferred or capital securities issued by any PNC Trust (as defined in the Indenture), (ii) the Indenture and the Securities (as defined therein) issued thereunder, (iii) any expense agreements entered into by the Guarantor in connection with the offering of preferred or capital securities by any PNC Trust (as defined in the Indenture), and (iv) any other security, guarantee or other agreement or obligation that is by its terms pari passu with the Securities (as defined in the Indenture) and, in the case of this clause (iv) only, (x) is issued with the concurrence or approval of the staff of the Federal Reserve Bank of Cleveland or the staff of the Board of Governors of the Federal Reserve System or (y) does not at the time of issuance prevent the Securities from qualifying for tier 1 capital treatment (irrespective of any limits on the amount of the Company’s tier 1 capital) under the applicable capital adequacy guidelines, regulations, policies or published interpretations of the Board of Governors of the Federal Reserve System.
ARTICLE VII
TERMINATION
SECTION 7.1 Termination
     This Capital Securities Guarantee shall terminate upon (i) full payment of the Redemption Price of all Capital Securities, (ii) the distribution of the Debentures to the Holders of all of the Capital Securities or (iii) full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Capital Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid under the Capital Securities or under this Capital Securities Guarantee.
ARTICLE VIII
COMPENSATION AND INDEMNIFICATION
SECTION 8.1 Exculpation
     (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Capital Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Capital Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person’s negligence or willful misconduct with respect to such acts or omissions.
     (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders might properly be paid.
SECTION 8.2 Compensation, Reimbursement and Indemnification
     The Guarantor agrees:
     (1) to pay to the Capital Guarantee Trustee from time to time such reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (2) except as otherwise expressly provided herein, to reimburse the Capital Guarantee Trustee upon its request for all expenses, disbursements and advances incurred or made by the Capital Guarantee Trustee in accordance with any provision of this Capital Securities Guarantee (including the costs of collection, and the compensation, expenses, advances and disbursements of the Capital Guarantee Trustee’s counsel, accountants and experts), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

     (3) to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any loss, damage, claim, liability or expense (including the reasonable compensation, expenses and disbursements of the Capital Guarantee Trustee’s agents and counsel) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or the performance of their duties hereunder, including but not limited to the costs and expenses (including the reasonable compensation, expenses and disbursements of the Capital Guarantee Trustee’s agents and counsel) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this Capital Securities Guarantee.
     The obligations of the Guarantor under this Section shall not be subordinate to the payment of Senior Indebtedness pursuant to Section 6.2. As security for the performance of those obligations, the Capital Guarantee Trustee shall have a lien prior to the Capital Securities upon all property and funds held or collected by the Capital Guarantee Trustee as such, except funds held in trust for the payment of the principal of (or premium, if any) or any interest on particular Capital Securities. The obligations of the Guarantor under this Section shall survive the removal or resignation of the Capital Guarantee Trustee and the satisfaction and discharge of this Capital Securities Guarantee.
ARTICLE IX
MISCELLANEOUS
SECTION 9.1 Successors and Assigns
     All guarantees and agreements contained in this Capital Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Capital Securities then outstanding.
SECTION 9.2 Amendments
     Except with respect to any changes that do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Capital Securities Guarantee may be amended only with the prior approval of the Holders of not less than a Majority in aggregate liquidation amount of the Capital Securities (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all the outstanding Capital Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders apply to the giving of such approval.
SECTION 9.3 Notices
     All notices provided for in this Capital Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:
     (a) If given to the Capital Guarantee Trustee, at the Capital Guarantee Trustee’s mailing address set forth below (or such other address as the Capital Guarantee Trustee may give notice of to the Holders):
The Bank of New York
101 Barclay Street, Floor 8 West
New York, New York 10286
Attention: Corporate Trust Administration

     (b) If given to the Guarantor, at the Guarantor’s mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders):
The PNC Financial Services Group, Inc.
One PNC Plaza
249 Fifth Avenue
Pittsburgh, PA 15222-2707
Attention: Treasurer
     (c) If given to any Holder, at the address set forth on the books and records of the Issuer.
All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.
SECTION 9.4 Benefit
     Nothing in this Capital Securities Guarantee or in the Capital Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness and the Holders, any benefit or any legal or equitable right, remedy or claim under this Capital Securities Guarantee.
SECTION 9.5 Separability Clause
     In case any provision in this Guarantee or in the Capital Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 9.6 Governing Law
     THIS CAPITAL SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD FOR THE PRINCIPLES OF ITS CONFLICTS OF LAWS.
     THIS CAPITAL SECURITIES GUARANTEE is executed as of the day and year first above written.

THE PNC FINANCIAL SERVICES GROUP, INC., as Guarantor

By:

Name:

Title:

THE BANK OF NEW YORK,
as Capital Guarantee Trustee

By:

Name:

Title: